Exhibit 99.1

ARC Will Report YOY Consolidated Revenue Growth of Nearly 2% in Q2, Driven by Continuing Strength in Print Sales and Improvement in All Strategic Business Lines

SAN RAMON, CA - (July 16, 2018) - ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today said that it expects to report year-over-year consolidated sales growth for the first time in three years.

Management pointed to strong growth in its CDIM business line, the primary focus of its strategy to protect print revenue, as well as sales improvements in MPS and AIM. The results reflect three quarters of continued improvement in the company’s overall sales.

“We are encouraged by our preliminary estimates,” said Suri Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “Rather than withholding these positive developments until our earnings call, we thought it prudent to announce ARC’s progress given the current volatility of the stock market and the disruption around our exit from the Russell 2000. We want to remind shareholders of the company’s improving revenue lines for the first time in several years.”

ARC executives will be available for comment during the company’s second quarter earnings report scheduled for August 2, 2018, after the market close. The earnings call will provide additional details on ARC's financial and operational performance for the period, and updates to its annual forecasts.

To access the live audio call, dial 800-239-9838. International callers may join the conference by dialing +1 323-794-2551. The conference code is 7263562. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A recording of the webcast will be available for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE:ARC)

ARC Document Solutions distributes documents and information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as "expects," "early analysis," "estimated,” “preliminary,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114